Exhibit 32.1

         In connection with the Quarterly Report on Form 10-Q of Winfield Capital Corp. (the "Company") for the period ended June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Paul A. Perlin, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

                  1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

                  2. The information contained in the Report fairly presents in all material respects, the financial condition and result of operations of the Company.


Dated:  August 12, 2004                   By: /s/ PAUL A. PERLIN
                                              ----------------------------------
                                              Paul A. Perlin
                                              Chief Executive Officer & Director


                  A signed original of this written statement required by
Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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